Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Brill as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement of Global Employment Holdings, Inc. on Form S-1, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 19, 2007.

Name	Title
/s/ Luci Staller Altman Luci Staller Altman	Director
/s/ Richard Goldman Richard Goldman	Director
/s/ Charles Gwirtsman Charles Gwirtsman	Director
/s/ Steven List Steven List	Director
/s/ Jay Wells Jay Wells	Director